Exhibit 99.1

June 5, 2013	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Brad Borror 918-588-7582

ONEOK Partners to Present at Barclays Houston NGL Field Trip

TULSA, Okla. – June 5, 2013 -- ONEOK Partners, L.P. (NYSE: OKS) will present at the Barclays Houston Natural Gas Liquids Field Trip on Thursday, June 6, 2013, in Houston, Texas.

Terry K. Spencer, ONEOK Partners president, will present at the conference on Thursday, June 6, 2013, at 2:30 p.m. Eastern Daylight Time (1:30 p.m. Central Daylight Time).

ONEOK Partners also will post the presentation on its website, www.oneokpartners.com, on June 6 at 8 a.m. Eastern Daylight Time (7 a.m. Central Daylight Time).

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ONEOK Partners, L.P. (pronounced ONE-OAK) (NYSE: OKS) is one of the largest publicly traded master limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 43.3 percent of the overall partnership interest, as of March 31, 2013. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.
For more information, visit the website at http://www.oneokpartners.com/.
For the latest news about ONEOK Partners, follow us on Twitter @ONEOKPartners.

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